UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2009

FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149

(Address of Principal Executive Offices including Zip Code)
(512) 433-5200

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) The Board of Directors of Forestar Group Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2007 Stock Incentive Plan (the “Plan”) to, among other things, (1) increase by 2,650,000 shares the maximum aggregate number of shares of Company common stock available for issuance under the Plan (from 3,800,000 shares to 6,450,000 shares), (2) eliminate the 1,900,000 share limit on number of shares that may be issued pursuant to awards other than stock options, (3) provide that shares covered by an award will be counted as used only to the extent they are actually issued and (4) strengthen the prohibition on repricings without stockholder approval, subject to approval by the Company’s stockholders. On May 12, 2009, at the 2009 annual stockholders meeting, the Amendment was approved by the Company’s stockholders.

9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment to the Forestar Real Estate Group Inc. 2007 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Dated: May 13, 2009	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to the Forestar Real Estate Group Inc. 2007 Stock Incentive Plan